Exhibit 99.1
FREMONT GENERAL ANNOUNCES APPROVAL OF BANK SUBSIDIARY EXECUTIVE
MANAGEMENT TEAM AND CERTAIN MEMBERS OF BANK BOARD
— Appointment of Ronald J. Nicolas, Jr. as Executive Vice President and Director of Corporate
Development of Fremont General Corporation and Fremont Investment & Loan —
     (SANTA MONICA, CALIFORNIA) — December 21, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan (the “Bank”) announced today that the Federal Deposit Insurance Corporation and the California Department of Financial Institutions did not object to the appointments of the Company’s new executive management team to the following positions at the Bank: Stephen H. Gordon as Chairman and Chief Executive Officer, David S. DePillo as Vice-Chairman and President, Richard A. Sanchez as Executive Vice President and Chief Administrative Officer, Thea K. Stuedli as Executive Vice President and Chief Financial Officer and Donald E. Royer as Executive Vice President and General Counsel. All approvals are effective.
     Additionally, the Company announced today that Ronald J. Nicolas, Jr. has been appointed as Executive Vice President and Director of Corporate Development for both the Company and the Bank. Mr. Nicolas was formerly the Company’s Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer as well as Executive Vice President and Chief Financial Officer of the Bank.
Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.
About Fremont General
     Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries and may contain comments related to the effect of economic and market conditions; the level and volatility of interest rates; the impact of competition and pricing environments; effect of the performance of financial markets on investment income and fair values of investments; plans and objectives of management for future operations; projections of revenues; expenses; income; earnings per share; dividends; capital structure; change in debt ratings; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash and capital requirements; changes in generally accepted accounting principles; the judgments and assumptions made by management regarding accounting estimates and related matters; the impact of current, future and pending legislation, regulations or litigation; the ability to secure requisite regulatory approvals; economic performance and other expectations concerning future developments and their potential effects on the Company. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company, as a result of, among other things, the events, circumstances and risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.